Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

The following list sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant (other than certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary) and the percentage of voting securities owned by each subsidiary's immediate parent as of December 31, 2003. Each such subsidiary is included in the Consolidated Financial Statements.
	Percentage of Voting Securities Owned by Registrant	Percentage of Voting Securities Owned by Immediate Parent
ENSCO Drilling Company (Delaware)	100%
ENSCO de Venezuela, C.A. (Venezuela)		100%
ENSCO Drilling (Caribbean), Inc. (Cayman Islands)		100%
ENSCO Drilling Venezuela, Inc. (Cayman Islands)		100%
ENSCO Holding Company (Delaware)	100%
ENSCO Offshore Company (Delaware)		100%
ENSCO Australia Corporation I (Delaware)		100%
ENSCO Offshore Partnership (Australia)		1%
ENSCO Australia Corporation II (Delaware)		100%
ENSCO Offshore Partnership (Australia)		99%
ENSCO Mexico LLC (Delaware)		100%
ENSCO Platform Company (Delaware)		100%
Dual Drilling de Venezuela, C.A. (Venezuela)		100%
ENSCO Incorporated (Texas)	100%
ENSCO Marine Company (Delaware)	100%
ENSCO Oceanics Company (Delaware)	100%
ENSCO Brazil Servicos de Petroleo Limitada (Brazil)		99%
ENSCO Asia Company (Texas)		100%
P. T. ENSCO Sarida Offshore (Indonesia)		80%
Sociedade Brasileira de Perfuacoes Ltda. (Brazil)		99%
ENSCO Gerudi (M) Sdn. Bhd.(Malaysia)		49%
ENSCO Offshore International Company (Cayman Islands)	100%
ENSCO Limited (Cayman Islands)		100%
ENSCO Oceanics International Company (Cayman Islands)		100%
ENSCO Drilling Company (Nigeria) Ltd. (Nigeria)		99%
ENSCO Australia Pty. Limited (Australia)		100%
ENSCO Holland B.V. (The Netherlands)		100%
Petroleum Finance Corporation (Cayman Islands)		100%
ENSCO Maritime Limited (Bermuda)		100%
ENSCO Arabia Limited (Saudi Arabia)		50%
ENSCO Asia Pacific Pte. Limited (Singapore)		100%
ENSCO Offshore U.K. Limited (United Kingdom)		100%
ENSCO Services Limited (United Kingdom)		100%
ENSCO Netherlands Ltd. (Cayman Islands)		100%
ENSCO U.K. Limited (United Kingdom)		100%
ENSCO Enterprises Limited (Cayman Islands)		25%
ENSCO Enterprises Limited II (Cayman Islands)		25%
ENSCO Coronado Limited (Cayman Islands)		100%
ENSCO (Barbados) Limited (Cayman Islands)		100%
ENSCO Offshore International Inc. (Marshall Islands)		100%
ENSCO Offshore Drilling Inc. (Delaware)	100%
Chiles Coronado Inc. (Delaware)		100%